SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
September 5, 2013
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
Commission File Number	I.R.S. employer Identification No.

INDEPENDENT BANK CORP.
OFFICE ADDRESS: 2036 WASHINGTON STREET, HANOVER, MA 02339
MAILING ADDRESS: 288 UNION STREET, ROCKLAND, MA 02370
(Address of Principal Executive Offices)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers

On September 5, 2013 Independent Bank Corp. (the “Company”) and/or Rockland Trust Company (“Rockland Trust Company”), the Company's commercial bank subsidiary, made the following officer appointments:

•	Denis K. Sheahan as the Chief Operating Officer of Rockland Trust;

•	Edward F. Jankowski as the Director of Residential Mortgage and Compliance of Rockland Trust;

•	Robert D. Cozzone as the Chief Financial Officer and Treasurer of Rockland Trust and the Company;

•	Barry H. Jensen as the Chief Information Officer of Rockland Trust; and

•	Mark D. Ruggiero as a Senior Vice President and the Controller and Principal Accounting Officer of the Company and of Rockland Trust.

Prior to the appointments described above, Mr. Sheahan served as Chief Financial Officer of the Company and Rockland Trust and Mr. Jensen served as Controller and Principal Accounting Officer of the Company and Rockland Trust.

The term of office for each officer of the Company continues until the first meeting of the Company's Board of Directors following the next annual meeting of the Company's shareholders and/or until his earlier termination, retirement, resignation, death, removal, or disqualification. The term of office for each executive officer of Rockland Trust continues until their termination, retirement, resignation, death, removal, or disqualification.

A copy of the Press Release announcing these appointments is attached as Exhibit 99.1 and incorporated herein by reference.

In connection with these officer appointments the Company and/or Rockland Trust amended and restated pre-existing employment agreements with Mr. Sheahan and Mr. Jankowski and, entered into new employment agreements with Mr. Cozzone and Mr. Jensen. Mr. Sheahan's and Mr. Jankowski's revised employment agreements reflect their new titles, base salaries, and certain updates necessary or advisable to comply with Section 409A of the Internal Revenue Code.

The new employment agreements entered into with Mr. Cozzone and Mr. Jensen provide for annual base salaries as specified in each agreement, as well as benefits on the same basis as other similarly situated executives, including eligibility to participate in the Company's Executive Incentive Compensation Plan and any modification of the Rockland Trust Supplemental Executive Retirement Plan. Each of these agreements is terminable at will by either party and contains the Company's standard provisions for executive officers with respect to severance and other benefits upon certain termination events, as described in the section titled “Executive Officer Employment Agreements” contained in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 26, 2013. Each new employment agreement also contains a one year post-employment nonsolicitation obligation. An executive who breaches this covenant forfeits any future payments or benefits.

The summaries of the revised and new employment agreements above are not complete and are qualified in their entirety by reference to the copies of the definitive agreements attached as Exhibits 10.1 through 10.4 and incorporated by reference.

Additionally, in connection with these officer appointments the Company and Rockland Trust also revised the Executive Officer Performance Incentive Plan previously approved for use 2013 (the “2013 EPIP”) by substituting a revised Schedule 2 of named participants so as to:

•	include Mr. Sheahan under his new Chief Operating Officer title and change his target percentage to 40%;

•	include Mr. Cozzone as the designated Chief Financial Officer with a target percentage of 35%;

•	include Mr. Jankowski under his new Director of Residential Lending and Compliance title with an unchanged target percentage of 30%; and, to

•	include Mr. Jensen under his new Chief Information Officer title with a target percentage of 25%.

The Company and Rockland Trust otherwise ratified and confirmed the 2013 EPIP. A copy of revised Schedule 2 for the 2013 EPIP is attached as Exhibit 10.5 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 - Third Amended And Restated Employment Agreement with Denis K. Sheahan

Exhibit 10.2 - Third Amended And Restated Employment Agreement with Edward F. Jankowski

Exhibit 10.3 - Employment Agreement with Robert D. Cozzone

Exhibit 10.4 - Employment Agreement with Barry H. Jensen

Exhibit 10.5 - Revised Schedule 2 for the 2013 EPIP

Exhibit 99.1 - Press Release dated September 6, 2013

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the duly authorized officer of the Registrant identified below has signed this report on its behalf:

INDEPENDENT BANK CORP.

DATE: September 11, 2013	/s/ Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL

Exhibit Index

Exhibit 10.1 - Third Amended And Restated Employment Agreement with Denis K. Sheahan

Exhibit 10.2 - Third Amended And Restated Employment Agreement with Edward F. Jankowski

Exhibit 10.3 - Employment Agreement with Robert D. Cozzone

Exhibit 10.4 - Employment Agreement with Barry H. Jensen

Exhibit 10.5 - Revised Schedule 2 for the 2013 EPIP

Exhibit 99.1 - Press Release dated September 6, 2013